UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2006
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     At the Spherion Corporation (“Spherion”) annual meeting of stockholders held on May 16, 2006, Spherion’s stockholders, upon recommendation of the Board of Directors, approved the Spherion 2006 Stock Incentive Plan (the “Plan”).
     The following brief summary of the Plan is qualified in its entirety by reference to the Plan, which was filed as Appendix C to the proxy statement filed with the Securities and Exchange Commission on April 7, 2006, and which is incorporated herein by reference.
Eligibility and Participation
     Officers, directors and employees (including prospective employees) of our company, its subsidiaries and affiliates will be eligible to participate in the Plan, as determined by the Compensation Committee.
Administration of the Plan
     The Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. The Compensation Committee will have full authority to administer the Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and Plan provisions and to amend the Plan and outstanding awards subject to certain limitations set forth in the Plan document.
Shares Reserved for Plan Awards
     A maximum of 5,000,000 shares of our common stock may be delivered under the Plan. Approximately 1.7 million shares remaining available for grant under the Prior Plans would no longer be available after the effective date of the Plan. If awards granted under the Plan are forfeited, cancelled or otherwise expire without delivery of shares, the shares reserved for issuance pursuant to any such terminated award will remain available for future awards. In addition, shares subject to awards under the 2000 Stock Incentive Plan that are cancelled, forfeited, or expired will be available for re-grant in the Plan. Awards that are valued by reference to our common stock but settled in cash will not be subject to the foregoing share limitations.
     Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants. The pool of available shares will be reduced by the gross number of shares underlying stock appreciation right awards.
     The maximum number of shares of common stock that can be delivered to non-employee directors under the Plan is 750,000.

Individual Award Limits
     No individual participant may be granted awards in excess of 500,000 shares in any one calendar year. In addition, no individual participant may be granted performance units having a grant date value greater than $2,000,000 in any one calendar year.
     No non-employee director may be granted awards in excess of 30,000 shares in any one calendar year.
     The aggregate fair market value of our common stock on the date of grant underlying incentive stock options that can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.
Stock Appreciation Rights and Stock Options
     The Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Internal Revenue Code. The Plan specifically prohibits the following:
•	the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value);

•	the granting of reload options; and

•	without stockholder approval:
•	the re-pricing of stock appreciation and stock option awards;

•	the cancellation of such awards in exchange for new awards with a lower exercise price; or

•	the repurchase of such awards, except in the event of a stock split, certain other recapitalizations or a change in control.
     A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of seven years (or five years in the case of an incentive stock option granted to a 10% stockholder). Generally, options will be subject to a minimum three-year vesting schedule, with partial vesting on a pro rata or other basis permitted during such time. Options granted to non-employee directors that are subject only to a future service requirement are subject to a minimum one-year vesting schedule. However, options granted to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule.

Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit Awards
     A restricted stock award is an award of shares of our common stock subject to a restriction on transferability. The restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. A performance share award is restricted stock that vests solely upon the achievement of specified performance targets. Generally, awards will not vest for a minimum of three years. Additionally, awards contingent upon performance-based vesting will also generally be subject to a minimum one-year performance measurement period. Awards to non-employee directors that are subject only to a future service requirement are subject to a minimum one-year vesting schedule. However, awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. A recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends. A restricted stock unit is equal in value to one share of our common stock and will vest following a specified period of continuous employment as set forth in the award agreement. A performance share unit is a restricted stock unit that will vest solely upon the achievement of specified performance targets. The holder of a restricted stock unit or performance share unit award is generally not entitled to the rights of a holder of our common stock. Both restricted stock units and performance share units will be settled by delivery of shares of our common stock or cash, as specified in the award agreement.
Change in Control and Other Events
     The Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.
     In the event of a change in control, the Compensation Committee may, in its discretion, provide that some or all outstanding awards will (i) become immediately exercisable or vested, (ii) terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price of any vested awards, (iii) in the event of a liquidation or dissolution of us, convert into the right to receive the liquidation proceeds, less the exercise price, or (iv) any combination of the above.
Qualified Performance-Based Awards
     The Plan provides that compensation from stock options, stock appreciation rights, performance share units and other performance-based awards will generally be structured to be exempt from the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The Compensation Committee will administer the Plan and the Plan will be interpreted consistent with the purpose of maintaining the exemption from the Section 162(m) deduction limitation, except that qualified performance targets may be waived in the event of a change of control. The Compensation Committee is responsible for certifying to the measurement of applicable performance targets. The Plan provides that performance-based compensation awards intended to be exempt from the Section 162(m) deduction limitation will be subject to vesting on the basis of one or more of the following performance targets:
•	Enterprise value or value creation;

•	After-tax or pre-tax profits;

•	Operational cash flow or working capital;

•	Operational costs;

•	Level of bank debt or other long- or short-term debt or other similar financial obligations;

•	Earnings per share or earnings from continuing operations;

•	Net sales, revenues, net income or earnings before income tax or other exclusions;

•	Return on capital;

•	Return on stockholder equity;

•	Fair market value of our common stock;

•	Value of an investment in our common stock;

•	Performance Zone targets; and

•	EBITDA (earnings before income tax, depreciation and amortization).
Effective Date and Term
     The Plan will be effective July 1, 2006. The Plan will terminate on the earlier of the date that all shares reserved for issuance have been awarded or July 1, 2016.
Amendments
     The Plan may be amended by the Compensation Committee provided that no Plan amendment may materially impair the rights of award recipients with respect to existing awards and no amendment shall be made without approval of our stockholders to:

•	Change the class of individuals eligible to receive awards under the Plan;

•	Increase the number of shares that may be issued under the Plan;

•	Amend the Plan in a manner that requires stockholder approval under state or federal law or the rules of the New York Stock Exchange;

•	Materially amend the Plan; or

•	Eliminate a requirement that stockholders approve an action under the Plan.
Transferability
     Awards granted under the Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members. Restricted stock, restricted stock units, performance shares and performance share units may not be transferred or disposed of until the applicable restrictions lapse.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: May 18, 2006	By:	/s/ Roy G. Krause
President & Chief Executive Officer